EXHIBIT B

PREFERRED SHARE EXCHANGE AGREEMENT

This PREFERRED SHARE EXCHANGE AGREEMENT, dated as of July 30, 2017 (this “Agreement”), is made by and between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Advance/Newhouse Programming Partnership, a New York general partnership (the “Shareholder”). Certain capitalized terms used herein are defined in Article 3 of this Agreement.

R E C I T A L S:

WHEREAS, as of the date of this Agreement, the Shareholder owns 70,612,031 shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) (excluding shares of Series A Preferred Stock that are subject to transfer restrictions pursuant to that certain Escrow Agreement, dated as of September 17, 2008, by and among the Company, the Shareholder and JPMorgan Chase Bank, N.A. (the “Escrow Agreement”)), and at all times prior to the Closing will own such shares of Series A Preferred Stock;

WHEREAS, as of the date of this Agreement, the Shareholder owns 24,798,816 shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock,” and together with the Series A Preferred Stock, the “Old Preferred Stock”) (excluding shares of Series C Preferred Stock that are subject to transfer restrictions pursuant to the Escrow Agreement), and at all times prior to the Closing will own such shares of Series C Preferred Stock;

WHEREAS, the Shareholder is presently entitled to receive certain additional shares of Series A Preferred Stock (the “Additional Series A Shares”) and Series C Preferred Stock (the “Additional Series C Shares,” and together with the Additional Series A Shares, the “Additional Old Preferred Shares”), in each case, to be released in accordance with Section 1.1 of this Agreement from the escrow account governed by the Escrow Agreement;

WHEREAS, immediately prior to the Closing, the Shareholder will own a total number of shares of Series A Preferred Stock equal to the sum of (x) 70,612,031 and (y) the number of Additional Series A Shares, which together will represent all of the Series A Preferred Stock issued and outstanding immediately prior to the Closing, and a total number of shares of Series C Preferred Stock equal to the sum of (x) 24,798,816 and (y) the number of Additional Series C Shares, which together will represent all of the shares of Series C Preferred Stock issued and outstanding immediately prior to the Closing;

WHEREAS, the Company and Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps”), propose to enter into an Agreement and Plan of Merger, pursuant to which a wholly owned subsidiary of the Company will merge with and into Scripps (the “Merger”), with Scripps as the surviving entity in the Merger;

WHEREAS, the Shareholder desires to transfer all of the shares of Old Preferred Stock it owns to the Company in exchange for the issuance of (i) a number of shares of the Company’s Series A-1 Convertible Participating Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in a Certificate of Designation in the form attached hereto as Exhibit A (the “Series A-1 Preferred Stock”) equal to the sum of (x) 7,845,781 and (2/9th) and (y) the quotient of (A) the number of Additional Series A Shares divided by (B) nine (9) (such sum, the “Series A-1 Share Amount”), and (ii) a number of shares of the Company’s Series C-1 Convertible Participating Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in the Certificate of Designation in the form attached hereto as Exhibit B (the “Series C-1 Preferred Stock” and, together with the Series A-1 Preferred Stock, the “New Preferred Stock”) equal to the sum of (x) 6,199,704 and (y) the quotient of (A) the number of Additional Series C Shares divided by (B) four (4) (such sum, the “Series C-1 Share Amount”), to the Shareholder on the terms and conditions set forth in this Agreement (the “Exchange”);

WHEREAS, the Company and the Shareholder have each considered the terms and conditions of the Exchange and determined that the Exchange serves to advance their respective business purposes;

WHEREAS, it is intended that, for United States federal income tax purposes, the Exchange will qualify as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and as an exchange described in Section 1036 of the Code;

WHEREAS, as a condition to the willingness of the Company to enter into this Agreement, the Shareholder has provided certain consents, approvals and waivers (the “Written Consent”) in accordance with the Company’s Restated Certificate of Incorporation (the “Charter”), and has entered into a voting agreement by and among the Company, Scripps and the Shareholder, dated as of the date hereof (the “Voting Agreement”), in each case in connection with the Company’s entry into the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

WHEREAS, in connection with the entry into this Agreement, the Company and Computershare Trust Company, N.A., a national banking association, as Rights Agent (“Computershare”) desire to amend the Company’s Rights Agreement (the “Rights Agreement”), dated as of September 17, 2008, by and between the Company and Computershare Trust Company, N.A., as rights agent, as amended from time to time, such that the Rights Agreement will apply with respect to shares of New Preferred Stock in lieu of Old Preferred Stock.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1

Release of Additional Shares; Exchange of Shares; Transfer Restrictions

Section 1.1 Release of Additional Shares.

(a) Promptly following the execution and delivery of this Agreement, the Company and the Shareholder shall cooperate in good faith to determine the number of Additional Old Preferred Shares to be released to the Shareholder under the terms of the Escrow Agreement as promptly as practicable and in any event prior to the Closing Date.

(b) Promptly following the determination of the number of Additional Old Preferred Shares in accordance to Section 1.1(a) and in any event prior to the Closing Date, the Company and the Shareholder shall execute and deliver, or cause to be executed and delivered, such instructions and other documentation and do all things as may be necessary and proper under the Escrow Agreement to release the Additional Old Preferred Shares to the Shareholder pursuant to the terms of the Escrow Agreement, including the delivery of one (1) or more original share certificate(s) representing such Additional Old Preferred Shares to the Shareholder, and immediately thereafter terminate the Escrow Agreement. Any shares of Old Preferred Stock distributed or released to the Company, which shall not include the Additional Old Preferred Shares to be distributed to the Shareholder in accordance with this Section 1.1, shall be cancelled and shall cease to exist.

Section 1.2 Exchange. Subject to the terms and conditions hereof, at the Closing (as defined below):

(a) The Shareholder shall convey, transfer and deliver to the Company, free and clear of any liens, encumbrances, pledges, charges, claims, options and security interests and similar encumbrances (“Liens”), the (i) number of shares of Series A Preferred Stock equal to the sum of (x) 70,612,031 and (y) the number of Additional Series A Shares, and (ii) the number of shares of Series C Preferred Stock equal to the sum of (x) 24,798,816 and (y) the number of Additional Series C Shares (collectively, the “Old Exchange Shares”). In exchange for the Old Exchange Shares, the Company shall issue to the Shareholder (i) the number of shares of Series A-1 Preferred Stock equal to the Series A-1 Share Amount and (ii) the number of shares of Series C-1 Preferred Stock equal to the Series C-1 Share Amount, free and clear of any Liens (collectively, the “New Exchange Shares”) (other than transfer restrictions imposed by applicable securities laws or as set forth in this Agreement, the Company’s Charter or in the Certificates of Designation for the New Preferred Stock).

(b) Upon the conveyance, transfer and delivery to the Company of the Old Exchange Shares, the Old Exchange Shares shall no longer be outstanding and shall be cancelled and shall cease to exist, and the Shareholder shall cease to have any rights with respect thereto, except the right to receive the New Exchange Shares pursuant to Section 1.2(a).

Section 1.3 Closing.

(a) The closing of the Exchange (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019 at 10:00 a.m. (Eastern time) on the seventh (7th) Business Day following the date hereof or as promptly as practicable thereafter (including to permit the final determination of the number of Additional Old Preferred Shares and the release of Additional Old Preferred Shares pursuant to Section 1.1). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(b) At the Closing:

(i) The Shareholder shall deliver, or cause to be delivered, to the Company (1) the original share certificate(s), duly endorsed or with stock powers duly executed in favor of the Company, and with any required stock transfer stamps affixed thereto, representing all the Old Exchange Shares; (2) a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in U.S. Treasury Regulations Section 1.1445-2(b)(2)(iv)(B); (3) counterparts to the Ancillary Agreements duly executed by the Shareholder; and (4) all other certificates, instruments and documents executed and delivered by the Shareholder as are either necessary or as the Company may reasonably request in order to effectively transfer ownership and control of the Shareholder’s Old Exchange Shares to the Company.

(ii) The Company shall deliver, or cause to be delivered, to the Shareholder (1) one or more original share certificates issued to and registered in the name of the Shareholder and with any required stock transfer stamps affixed thereto or evidence of book entry delivery evidencing the issuance of, the number of New Exchange Shares to be conveyed to the Shareholder pursuant to Section 1.2(a); and (2) counterparts to the Ancillary Agreements duly executed by the Company.

(c) The Parties agree that a “Series A Mandatory Conversion” of the Series A Preferred Stock, as such term is defined in the Charter, is deemed to occur upon the effectiveness of the Exchange at the Closing, and the Series A Preferred Stock will be retired by the Company following the Closing.

Section 1.4 Further Assurances. If, at any time before or after the Closing, one of the Parties reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Exchange or to carry out the purposes and intent of this Agreement, then the Company and the Shareholder and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Exchange and to carry out the purposes and intent of this Agreement.

Section 1.5 Restrictions on Transfer.

(a) The Shareholder shall, and shall cause the other members of the ANPP Stockholder Group (as defined in the Charter) to, not Transfer and in the aggregate retain record and Beneficial Ownership of, the following minimum amounts of shares of the Company’s Series C Common Stock, par value $0.01 per share (the “Series C Common Stock”):

(i) Until the first anniversary of the Closing, the number of shares of Series C Common Stock equal to 80% of the sum of (x) 70,612,031 and (y) the number of Additional Series A Shares (rounded up to the nearest whole share) (such amount calculated pursuant to this clause (i), the “Initial Restricted C Amount,” and the sum of clauses (x) and (y), the “Released C Share Amount”);

(ii) After the first anniversary of the Closing until the second anniversary of the Closing Date, the number of shares of Series C Common Stock equal to (x) the Initial Restricted C Amount minus (y) 26.67% of the Released C Share Amount (rounded up to the nearest whole share);

(iii) After the second anniversary of the Closing until the third anniversary of the Closing Date, the number of shares of Series C Common Stock equal to (x) the Initial Restricted C Amount minus (y) 53.34% of the Released C Share Amount (rounded up to the nearest whole share); and

(iv) After the third anniversary of the Closing, zero shares of Series C Common Stock;

provided, however, that in calculating the foregoing minimum ownership amounts, (i) the number of shares of Series C Common Stock that are both owned of record and Beneficially Owned by members of the ANPP Stockholder Group shall include the number of shares of Series C Common Stock into which the shares of Series C-1 Preferred Stock that are both owned of record and Beneficially Owned by members of the ANPP Stockholder Group are then convertible, and (ii) in the event that any member of the ANPP Stockholder Group makes a Permitted Pledge of shares of Series C Common Stock, such Permitted Pledge shall not constitute a Transfer or cause such shares to cease to be deemed Beneficially Owned by such member for purposes of this Section 1.5.

(b) Any purported Transfer which is not in accordance with the terms and conditions of this Section 1.5 shall be null and void ab initio, and shall not be recorded in the stock transfer books of the Company.

(c) The Shareholder hereby consents, on behalf of itself and the other members of the ANPP Stockholder Group, to an appropriate restrictive legend referencing these transfer restrictions being included in any stock certificate or other evidence of ownership of the shares of Series C-1 Preferred Stock or Series C Common Stock to which this Section 1.5 applies.

ARTICLE 2

Representations and Warranties

Section 2.1 Representations and Warranties of Each Party. Except as otherwise specified below, each Party represents and warrants to the other Party, as of the date hereof and as of the Closing Date, severally and not jointly and solely with respect to itself, as follows:

(a) Due Organization and Good Standing. It is duly incorporated or organized, validly existing and in good standing (to the extent that its jurisdiction of organization recognizes the concept of good standing) under the laws of its jurisdiction of incorporation or organization.

(b) Authority. It has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements (and, in the case of the Shareholder, the Written Consent) and to perform its obligations hereunder and, as applicable, thereunder. The execution and delivery of this Agreement and the Ancillary Agreements (and, in the case of the Shareholder, the Written Consent) by it has been duly and validly authorized by all requisite action, and no other proceedings on its part are necessary to authorize this Agreement and the Ancillary Agreements (and, in the case of the Shareholder, the Written Consent). This Agreement (and, in the case of the Shareholder, the Written Consent) has been, and at the Closing the Ancillary Agreements will be, duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties to this Agreement and the Ancillary Agreements (and, in the case of the Shareholder, the Written Consent), constitutes a legal, valid and binding obligation of it, enforceable against such Party in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Neither Party has granted nor is it a party to any proxy, voting trust or other agreement that is inconsistent with, conflicts with or violates any provision of this Agreement or the Ancillary Agreements (or, in the case of the Shareholder, the Written Consent).

(c) Regulatory Approvals. The execution and delivery by it of this Agreement and the Ancillary Agreements (and, in the case of the Shareholder, the Written Consent) and the performance of its obligations hereunder and thereunder require no action by or in respect of, or filing with, any Governmental Authority, other than (i) any clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable securities Laws and (ii) any actions or filings under Laws the absence of which would not reasonably be expected, individually or in the aggregate, to materially and adversely affect its ability to timely perform its obligations and consummate the transactions contemplated hereunder or thereunder.

(d) Non-Contravention. The execution, delivery and performance by it of this Agreement and the Ancillary Agreements (and, in the case of the Shareholder, the Written Consent) do not (i) violate any applicable Law; (ii) conflict with or constitute a default, breach or violation of (with or without notice or lapse of time, or both) the terms, conditions or provisions of, or result in the acceleration of (or the creation in any person of any right to cause the acceleration of) any performance of any obligation or any increase in any payment required by, or the termination, suspension, modification, impairment or forfeiture (or the creation in any person of any right to cause the termination, suspension, modification, impairment or forfeiture) of any contract, agreement or instrument to which it is subject, which would prevent it from performing any of its obligations hereunder or thereunder; or (iii) require any consent by or approval of or notice to any other person or entity (other than a Governmental Authority) except where the failure to obtain such consent or approval or make such notice would not have a material adverse effect on such Party’s ability to consummate the transactions contemplated hereby or thereby.

(e) Shareholder Consent. The parties hereby acknowledge and agree that the Written Consent is irrevocable and fully complies with the terms and conditions of the Charter with respect to the waiver of the requirements of the Charter, including Article IV, Section C.6 of the Charter. The Shareholder represents and warrants that such Written Consent remains in effect as of the date hereof and as of the Closing.

(f) No Other Representations and Warranties. It acknowledges and agrees that neither the other Party nor the other Party’s agents or representatives makes or has made (i) any express or implied representation or warranty on behalf of such other Party, other than those expressly set forth in this Article 2 or (ii) any representations or warranties with respect to any financial projections, financial forecasts or forward-looking information provided to it.

Section 2.2 Additional Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Title to Old Exchange Shares. As of the date hereof, the Shareholder is the sole and exclusive record owner of 70,612,031 shares of Series A Preferred Stock and 24,798,816 shares of the Series C Preferred Stock. After the release of the Additional Old Preferred Shares in accordance with Section 1.1 and immediately prior to the Closing, the Shareholder will be the sole and exclusive record owner of all of the Old Exchange Shares, free and clear of any Liens (other than transfer restrictions imposed by applicable securities laws or as set forth in the Company’s Charter). The Exchange provided for herein will vest in the Company absolute title to all of the Old Exchange Shares, free and clear of any and all Liens.

(b) Investment Intent. The Shareholder acknowledges that the New Exchange Shares acquired hereby have not been registered under the Securities Act or under any state or foreign securities Laws, and is aware that the sale of such shares to it is being made in reliance on a private placement exemption from registration under the Securities Act. The Shareholder (i) is acquiring the New Exchange Shares for its own account pursuant to an exemption from registration under the Securities Act for investment only and with no present intention of distributing any of such shares to any person or any arrangement or understanding with any other persons regarding the distribution of such shares; (ii) will not sell or otherwise dispose of any New Exchange Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws; (iii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in such New Exchange Shares and to form an investment decision with respect thereto; (iv) has the ability to bear the economic risks of its prospective investment in such New Exchange Shares and can afford the complete loss of such investment; and (v) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act). The Shareholder understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

Section 2.3 Additional Representations and Warranties of the Company. The Company represents and warrants to the Shareholder, as of the date hereof and as of the Closing Date, as follows:

(a) New Exchange Shares. The New Exchange Shares to be issued to the Shareholder at the Closing will be duly authorized and validly issued in accordance with the terms of the Company’s organizational documents as they are in effect as of the Closing Date.

(b) Title. Upon the delivery to the Shareholder by the Company at the Closing of the New Exchange Shares in the manner provided in Section 1.3, the Shareholder will hold good and valid title to such New Exchange Shares, free and clear of all Liens (other than transfer restrictions imposed by applicable securities laws or as set forth in this Agreement, the Company’s Charter or in the Certificates of Designation for the New Preferred Stock).

ARTICLE 3

Definitions

Section 3.1 Certain Terms. The following terms have the meanings given to them below:

“Ancillary Agreements” means, collectively, the Registration Rights Amendment and the Share Repurchase Amendment.

“Beneficial Ownership” or “Beneficially Own” has the meaning given to such term in Rule 13d-3 under the Exchange Act, as amended; provided, however, that for purposes of determining Beneficial Ownership, (i) a Person shall be deemed to be the Beneficial Owner of any securities which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time or occurrence of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) or upon the exercise of conversion rights, exchange rights, warrants, options, rights or otherwise, and (ii) a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities that such Person has a right to acquire upon the exercise of Rights (as such term is defined in the Charter).

“Business Day” means any day that is not (i) a Saturday, (ii) a Sunday or (iii) any other day on which commercial banks are authorized or required by law to be closed in the City of New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator and any self-regulatory organization.

“Laws” means any statute, law, ordinance, rule or regulation (domestic or foreign) issued, promulgated or entered into by or with any Governmental Authority.

“Order” means any judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Authority.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Permitted Pledge” means a bona fide pledge to, or similar arrangement in connection with a bona fide borrowing from, a financial institution; provided, however, that a Permitted Pledge shall not include any pledge in connection with a hedging or similar transaction or a financing transaction that has substantially the same effect as a hedging or sale transaction (and for purposes of this definition, a hedging or sale transaction shall include, without limitation, a transaction in which the pledged shares (i) constitute all or substantially all of the collateral or security for a financing, (ii) are pledged in connection with a financing in which the lender does not have full recourse to the borrower and the Beneficial Owner of such pledged shares or (iii) represent substantially all the assets of the borrower or the Beneficial Owner of such pledged shares; it being understood that in each of the foregoing clauses (i)–(iii), such shares would not be considered “pledged shares” if pledged in a bona fide margin loan arrangement in which (x) there are no possible events of default or other circumstances that could result in a lender’s exercise of its rights to such shares under the terms of the arrangement while such shares are subject to the transfer restrictions under Section 1.5 and (y) such transaction does not have substantially the same effect as a hedging or sale transaction at any time).

“Registration Rights Amendment” means an amendment to the Registration Rights Agreement, dated as of September 17, 2008, by and between the Company and the Shareholder, as amended from time to time, in the form attached hereto as Exhibit C.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Share Repurchase Amendment” means an amendment to the Share Repurchase Agreement, dated as of May 22, 2014, by and between the Company and the Shareholder, as amended from time to time, in the form attached hereto as Exhibit D.

“Transfer” means, directly or indirectly, to sell, transfer, make a short sale of, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, short sale, assignment, pledge, encumbrance, hypothecation or similar disposition of, any “capital stock” (as defined in the Charter) Beneficially Owned by a stockholder or any interest in any capital stock Beneficially Owned by a stockholder.

Section 3.2 Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “Party” or “Parties” shall refer to parties to this Agreement. The headings of Articles and Sections in this Agreement and the captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning given to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. Unless the context otherwise requires (i) “or” is disjunctive but not necessarily exclusive and (ii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Any reference in this Agreement to Dollars or $ shall mean U.S. dollars. Any reference to “days” means calendar days unless Business Days are expressly specified. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

ARTICLE 4

Miscellaneous

Section 4.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile or e-mail or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Shareholder:

Advance/Newhouse Programming Partnership 5000 Campuswood Drive
East Syracuse, New York 13057
Facsimile:	(315) 463-4127
Attention:	Steven A. Miron
Email:	sam@advancenewhouse.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP 125 Broad Street
New York, New York 10004
Facsimile:	(212) 558-3588
Attention:	Brian E. Hamilton, Esq.
Email:	hamiltonb@sullcrom.com

and

Sabin, Bermant & Gould LLP
One World Trade Center, 44th Floor
New York, New York 10007
Facsimile:	(212) 381-7201
Attention:	Andrew Kransdorf
Email:	akransdorf@sabinfirm.com

if to the Company:

Discovery Communications, Inc.
One Discovery Place
Silver Spring, Maryland 20910
Facsimile:	(240) 662-1485
Attention:	General Counsel
Email:	Savalle_Sims@discovery.com

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019
Facsimile:	(212) 403-2000
Attention:	Andrew J. Nussbaum, Esq.
Karessa L. Cain, Esq.
Email:	AJNussbaum@wlrk.com
KLCain@wlrk.com

Section 4.2 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

Section 4.3 Amendment. This Agreement may be modified, amended or supplemented at any time by additional written agreements signed by or on behalf of the Parties, as may mutually be determined by the Parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the Parties; provided, however, that the Company may not modify, amend or supplement this Agreement without the prior written consent of a committee comprised solely of one or more disinterested members of the Board of Directors of the Company (such approval, a “Company Independent Approval”). The Company may not modify, amend, supplement or waive any provision of the Voting Agreement or, prior to their filing with the Secretary of State of the State of Delaware, either the Series A-1 Certificate of Designation or the Series C-1 Certificate of Designation, without a Company Independent Approval.

Section 4.4 Waiver. No provision of this Agreement may be waived except by a written instrument signed by the Party against whom the waiver is to be effective; provided, that any such waiver by the Company shall require a Company Independent Approval. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by Law. The Company may not waive any provision of the Voting Agreement or, prior to their filing with the Secretary of State of the State of Delaware, either the Series A-1 Certificate of Designation and the Series C-1 Certificate of Designation, without a Company Independent Approval.

Section 4.5 Expenses. All costs, fees and expenses incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, whether or not consummated, shall be paid by the Party incurring such cost or expense.

Section 4.6 Governing Law. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws.

Section 4.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns; provided, that this Agreement shall not be assignable or otherwise transferable, in whole or in part, by any Party without the prior written consent of the other Party. Any assignment in violation of the preceding sentence shall be void.

Section 4.8 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and neither Party is relying on any other oral or written representation, agreement or understanding and no Party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement.

Section 4.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court specified in Section 4.12, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.10 Failure or Delay Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

Section 4.12 Consent to Jurisdiction. Each Party hereto irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware or in the United States District Court for any district within such state, for the purpose of any suit, action or other proceeding arising out of this Agreement. Each Party hereto agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address in accordance with Section 4.1 will be effective service of process for any such action, suit or proceeding. Each Party hereto hereby irrevocably and unconditionally waives and agrees not to plead or claim any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably and unconditionally waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.

By:	/s/ Gunnar Wiedenfels
Name: Gunnar Wiedenfels
Title: Chief Financial Officer

ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP

By: A/NPP Holdings LLC, as Managing Partner

By:	/Steven A. Miron
Name: Steven A. Miron
Title: Chief Executive Officer

[Signature Page of the Preferred Stock Exchange Agreement]

Exhibit A

Form of Certificate of Designation of the Series A-1 Preferred Stock

FORM OF

CERTIFICATE OF DESIGNATION

OF

SERIES A-1 CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF

DISCOVERY COMMUNICATIONS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Discovery Communications, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (the “Charter”), the Board of Directors adopted the following resolution of the Board of Directors creating a series of [        ] shares of Preferred Stock designated as “Series A-1 Convertible Participating Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

SERIES A-1 CONVERTIBLE PARTICIPATING PREFERRED STOCK

ARTICLE 1 Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series A-1 Convertible Participating Preferred Stock” (the “Series A-1 Preferred Stock”), and the number of shares constituting such series shall be [         ]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A-1 Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. The Series A-1 Preferred Stock, together with the series of Preferred Stock, par value $0.01 per share, of the Corporation designated as “Series C-1 Convertible Participating Preferred Stock” (the “Series C-1 Preferred Stock”), are referred to collectively as the “New Convertible Preferred Stock.”

ARTICLE 2 Dividends.

Section 2.1 Dividend Rights. Subject to the prior preferences and other rights of any Senior Stock and the provisions of Section 4 hereof, the holders of shares of Series A-1 Preferred Stock shall be entitled to receive (i) cash dividends per share in an amount equal to the product of (x) the amount of the cash dividend declared and to be paid on a single share of Common Stock and (y) the number of shares of Common Stock into which a share of Series A-1 Preferred Stock may be converted as of the record date for the determination of holders of Common Stock entitled to receive such dividend; and (ii) dividends or distributions on the Common Stock which are paid or made in Common Stock per share based on the number of shares of Common Stock into which a share of Series A-1 Preferred Stock may be converted as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution (any such dividend or distribution contemplated by (i) or (ii), a “Participating Dividend”). Except for a dividend of the Rights pursuant to the Company Rights Plan (a “Rights Dividend”), Participating Dividends shall be the only dividends payable to holders of Series A-1 Preferred Stock, and such Participating Dividends shall be declared and paid only when, as and if such dividend or distribution is declared and paid upon the outstanding shares of Common Stock. Dividends or distributions on the Common Stock which are paid or made in securities (other than Common Stock), properties or other assets of the Corporation or any other Person other than cash shall not constitute Participating Dividends and holders of Series A-1 Preferred Stock shall have no rights with respect thereto, other than as may be provided in Section 5. Participating Dividends shall be payable to holders of record of shares of Series A-1 Preferred Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividend and shall be payable on the payment date established by the Corporation for the payment of such dividend to holders of Common Stock. To the extent that the Series A-1 Preferred Stock is, at the time of the declaration of any such Participating Dividend, convertible into any other securities of the Corporation in addition to or in lieu of being convertible into Common Stock, then the Corporation shall pay to the holders of Series A-1 Preferred Stock, in addition to the amount of the dividend calculated above in respect of the number of shares of Common Stock into which such share of Series A-1 Preferred Stock is then convertible, if any, an amount equal to the amount of the dividend payable per share or other unit of securities into which the Series A-1 Preferred Stock is then convertible multiplied by the number of shares or other units issuable to such holder upon conversion of a share of Series A-1 Preferred Stock.

Section 2.2 Method of Payment. All dividends paid with respect to the shares of Series A-1 Preferred Stock pursuant to Section 2(a) hereof shall be paid pro rata to all the holders of shares of Series A-1 Preferred Stock outstanding on the applicable record date, on an as converted basis.

ARTICLE 3 Distribution Upon Liquidation, Dissolution or Winding Up. Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A-1 Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Series A-1 Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Series A-1 Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. Following the payment of all amounts owing to holders of each class or series of capital stock of the Corporation having a preference or priority over the Common Stock as to distributions upon the liquidation, dissolution or winding up of the Corporation, then the holders of the Series A-1 Preferred Stock shall be entitled to participate, with the holders of the Common Stock and with the holders of any other securities of the Corporation entitled to participate, pro rata, based upon the number of shares of Common Stock into which the shares of Series A-1 Preferred Stock are then convertible, as to any amounts remaining for distribution to the holders of Common Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon distribution of the Corporation’s assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series A-1 Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Series A-1 Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Series A-1 Preferred Stock and such Parity Stock shall be distributed to such holders based upon and in proportion to the full preferential amounts to which the shares of Series A-1 Preferred Stock and such Parity Stock would otherwise be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Series A-1 Preferred Stock.

ARTICLE 4 Limitations on Dividends. If at any time the Corporation shall have declared a dividend on the Series A-1 Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if the Corporation declares a cash dividend on the shares of Common Stock and fails to pay or set aside the Participating Dividend required to be paid to the holders of the Series A-1 Preferred Stock, then (i) the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Parity Stock or Junior Stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series A-1 Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (ii) neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series A-1 Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, a sinking fund or otherwise, unless all then outstanding shares of any class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Series A-1 Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Series A-1 Preferred Stock then outstanding.

Nothing contained in this Section 4 shall prevent (i) except with respect to the requirement to pay Participating Dividends to the holders of shares of Series A-1 Preferred Stock as set forth in the first paragraph of this Section 4, the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Stock, or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

All provisions of this Section 4 are for the sole benefit of the holders of Series A-1 Preferred Stock and accordingly, if the holders of shares of Series A-1 Preferred Stock shall have waived in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the New Convertible Preferred Stock, any Parity Stock or any Junior Stock.

ARTICLE 5 Conversion.

Section 5.1 Series A-1 Preferred Stock Optional and Mandatory Conversion. Each outstanding share of Series A-1 Preferred Stock is convertible at the option of the holder at any time into fully paid and non-assessable full share(s) of Series A Common Stock at the then effective Series A-1 Conversion Rate (as defined below). In addition, (i) the holder of each outstanding share of Series A-1 Preferred Stock shall be deemed to have automatically converted such share into fully paid and non-assessable share(s) of Series A Common Stock at the then effective Series A-1 Conversion Rate immediately upon the Transfer (other than a Transfer that is a Permitted Transfer or a Transfer from one member of the ANPP Stockholder Group to another member of the ANPP Stockholder Group) of such share to any Person, and (ii) the holders of all outstanding shares of Series A-1 Preferred Stock shall be deemed to have automatically converted all such shares of Series A-1 Preferred Stock into fully paid and non-assessable share(s) of Series A Common Stock at such time as the number of issued and outstanding shares of Series A-1 Preferred Stock is less than 80% of the Base Amount. Such conversion pursuant to clauses (i) or (ii) above is referred to herein as the “Series A-1 Mandatory Conversion.” In the event of a Series A-1 Mandatory Conversion, the share(s) of Series A-1 Preferred Stock subject to such Series A-1 Mandatory Conversion shall be automatically converted into fully paid and non-assessable share(s) of Series A Common Stock at the then effective Series A-1 Conversion Rate without any further action by the Corporation or holders of Series A-1 Preferred Stock and whether or not the certificate(s) representing such share(s) of Series A-1 Preferred Stock are surrendered to the Corporation; and the Corporation shall not be obligated to issue certificate(s) evidencing the share(s) of Series A Common Stock issuable upon such Series A-1 Mandatory Conversion unless the certificate(s) evidencing such share(s) of Series A-1 Preferred Stock are delivered to the Corporation, or the holder thereof notifies the Corporation that such certificate(s) have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s). In case cash, securities or property other than Series A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series A Common Stock in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities. Subject to the provisions for adjustment hereinafter set forth in this Section 5, the Series A-1 Preferred Stock may be converted into Series A Common Stock at the initial conversion rate of nine (9) fully paid and non-assessable share of Series A Common Stock for each share of Series A-1 Preferred Stock so converted (this conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the “Series A-1 Conversion Rate”).

Section 5.2 Adjustments for Stock Splits, Etc.

(a) In case after the New Issue Date the Corporation shall (1) subdivide the then outstanding shares of Series A Common Stock into a greater number of shares of Series A Common Stock, (2) combine the then outstanding shares of Series A Common Stock into a smaller number of shares of Series A Common Stock, or (3) issue by reclassification of its shares of Series A Common Stock any shares of any other class of capital stock of the Corporation (including any such reclassification in connection with a merger in which the Corporation is the continuing corporation), then the Series A-1 Conversion Rate in effect immediately prior to the opening of business on the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series A-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series A-1 Preferred Stock been converted immediately prior to such time.

(b) An adjustment made pursuant to this Section 5(b) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

Section 5.3 Adjustments for Rights, Warrants, Etc. In case the Corporation shall after the New Issue Date issue any rights or warrants to all holders of shares of Series A Common Stock entitling them (for a period of not more than 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Series A Common Stock (or Series A Convertible Securities) at a price per share of the Series A Common Stock (or having an initial exercise price or conversion price per share of Series A Common Stock) less than the then current market price per share of such Series A Common Stock on such record date, the number of shares of Series A Common Stock into which each share of Series A-1 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such share of Series A-1 Preferred Stock was theretofore convertible immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series A Common Stock outstanding on such record date plus the number of additional shares of Series A Common Stock offered for subscription or purchase (or into which the Series A Convertible Securities so offered are initially convertible) and the denominator of which shall be the number of shares of Series A Common Stock outstanding on such record date plus the number of shares of Series A Common Stock, which the aggregate offering price of the total number of shares of Series A Common Stock so offered (or the aggregate initial conversion or exercise price of the Series A Convertible Securities so offered) would purchase at the then current market price per share of Series A Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Series A Common Stock (or all of the Series A Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Series A Convertible Securities which have been exercised, all of the shares of Series A Common Stock issuable upon conversion of such Series A Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Series A-1 Conversion Rate shall be readjusted retroactively to be the Series A-1 Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Series A Common Stock (or Series A Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Series A Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Series A Common Stock issued upon the conversion of any share of Series A-1 Preferred Stock prior to the date such subsequent adjustment is made. Any determination of the current market price per share of Series A Common Stock under this Section shall be in accordance with Section 5(m).

Section 5.4 Adjustments for Other Distributions and Dividends. In case the Corporation shall distribute after the New Issue Date to all holders of shares of Series A Common Stock (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation, other than a merger to which Section 5(e) is applicable) any securities, evidences of its indebtedness or assets (other than Participating Dividends or with respect to subdivisions, combinations or reclassifications on the Series A Common Stock in respect of which an adjustment is made pursuant to Section 5(b)(i) hereof) or rights or warrants to purchase shares of Series A Common Stock or securities convertible into shares of Series A Common Stock (excluding a Rights Dividend and those referred to in Section 5(c) above), then in each such case the number of shares of Series A Common Stock into which each share of Series A-1 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series A Common Stock into which such share was theretofore convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction, the numerator of which shall be the then current market price per share of Series A Common Stock on such record date and the denominator of which shall be such current market price per share of Series A Common Stock less the fair market value on such record date (as determined in good faith by the Board of Directors of the Corporation, whose good faith determination shall be conclusive) of the portion of the securities, assets or evidences of indebtedness or rights or warrants so to be distributed applicable to one share of Series A Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution is made. Any determination of the current market price per share of Series A Common Stock under this Section shall be in accordance with Section 5(m).

Section 5.5 Adjustments for Reclassification, Merger, Etc. In case of any reclassification or change in the Series A Common Stock, Series B Common Stock or Series C Common Stock (other than any reclassification or change referred to in Section 5(b) and other than a change in par value) or in case of any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which Section 5(b) is applicable) in the outstanding Series A Common Stock, Series B Common Stock or Series C Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, in any such case after the New Issue Date, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a share of the Series A-1 Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such share immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Series A-1 Preferred Stock shall have no other conversion rights under these provisions; provided that effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series A-1 Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Series A-1 Preferred Stock remaining outstanding or other Series A-1 Preferred Stock or other Convertible Securities received by the holders of Series A-1 Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A-1 Preferred Stock remaining outstanding, or other Series A-1 Preferred Stock or other Convertible Securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

Section 5.6 Notice of Adjustments in Conversion Rates. Whenever the Series A-1 Conversion Rate or the conversion privilege shall be adjusted as provided in Sections 5(b), (c), (d) or (e), the Corporation shall promptly cause a notice to be mailed to the holders of record of the Series A-1 Preferred Stock describing the nature of the event requiring such adjustment and the Series A-1 Conversion Rate in effect immediately thereafter, the kind and amount of stock or other securities or property into which the Series A-1 Preferred Stock shall be convertible after such event. In case of an adjustment pursuant to Section 5(d), such notice shall enclose the resolution of the Board of Directors of the Corporation making the fair market value determination of the Series A Common Stock for the purpose of calculating the Series A-1 Conversion Rate. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Section 5(h).

Section 5.7 Calculation and Timing of Adjustments. The Corporation may, but shall not be required to, make any adjustment of the Series A-1 Conversion Rate if such adjustment would require an increase or decrease of less than 1% in the Series A-1 Conversion Rate; provided, however, that, in each case, any adjustments which by reason of this Section 5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5(g) shall be made to the nearest 1/100th of a share. In any case in which this Section 5(g) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Series A-1 Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series A Common Stock or other capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series A Common Stock or other capital stock issuable upon, such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to Section 5(m); provided, however, that, if requested by such holder, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Series A Common Stock or other capital stock, and such cash, upon the occurrence of the event requiring such adjustment. For the avoidance of doubt, no adjustments shall be made under this Section 5 with respect to any Participating Dividends paid to the holders of Series A-1 Preferred Stock.

Section 5.8 Notice of Certain Events. In case at any time:

(a) the Corporation shall take any action which would require an adjustment in the Series A-1 Conversion Rate pursuant to Section 5;

(b) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Common Stock representing at least a majority of the total voting power represented by the outstanding shares of Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any such event, the Corporation shall give written notice to the holders of the Series A-1 Preferred Stock at their respective addresses as the same appear on the books of the

Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up, during which period such holders may exercise their conversion rights; provided, however, that any notice required by any event described in clause (ii) of this Section 5(h) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this Section 5(h) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

Section 5.9 Procedures for Conversion. Before any holder of Series A-1 Preferred Stock shall be entitled to convert the same into Series A Common Stock (or, in the case of the Series A-1 Mandatory Conversion, before any holder of Series A-1 Preferred Stock so converted shall be entitled to receive certificate(s) evidencing the shares of Series A Common Stock or other securities or property, as applicable, issuable upon such conversion), such holder shall surrender the certificate(s) for such Series A-1 Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Series A-1 Preferred Stock, which certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the shares represented by said certificate(s) (or, in the case of the Series A-1 Mandatory Conversion, that such holder is surrendering the same) in accordance with the terms of this Section 5(i), and shall state in writing therein the name or names in which such holder wishes the certificate(s) for Series A Common Stock or other securities or property, as applicable, to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A-1 Preferred Stock and the Corporation, whereby the holder of such Series A-1 Preferred Stock shall be deemed to subscribe for the amount of Series A Common Stock or other securities or property, as applicable, which such holder shall be entitled to receive upon conversion of the number of share(s) of Series A-1 Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the share(s) of Series A-1 Preferred Stock to be converted, and thereby the Corporation shall be deemed to agree that the surrender of the shares of Series A-1 Preferred Stock to be converted shall constitute full payment of such subscription for Series A Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of the certificate(s) for Series A-1 Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the Person for whose account such Series A-1 Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), certificate(s) for the number of full share(s) of Series A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided together with an amount in cash equal to the full amount of any cash dividend declared (or required to be declared) on the Series A-1 Preferred Stock which, as of the date of such conversion, remains unpaid (provided, that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after such deposit and such notice and statement). If surrendered certificate(s) for Series A-1 Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, new certificate(s) representing the aggregate of the unconverted shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Series A-1 Preferred Stock to be converted or date of the event that gives rise to the Series A-1 Mandatory Conversion; and the Person(s) entitled to receive the Series A Common Stock issuable upon conversion of such Series A-1 Preferred Stock shall be treated for all purposes as the record holder or holders of such Series A Common Stock on such date.

Section 5.10 Transfer Taxes. The issuance of certificate(s) for share(s) of Series A Common Stock upon conversion of share(s) of Series A-1 Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share(s) of Series A-1 Preferred Stock converted, the Person(s) requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

Section 5.11 Reservation of Shares. The Corporation shall reserve and keep available at all times thereafter, solely for the purpose of issuance upon conversion of the outstanding shares of Series A-1 Preferred Stock, such number of shares of Series A Common Stock as shall be issuable upon the conversion of all outstanding shares of Series A-1 Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series A-1 Preferred Stock by delivery of shares of Series A Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series A Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock at the Series A-1 Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

Section 5.12 Retirement of Series A-1 Preferred Stock. All shares of Series A-1 Preferred Stock received by the Corporation upon conversion thereof shall be retired and shall not be reissued.

Section 5.13 Payment in Lieu of Fractional Shares. The Corporation shall not be required to issue fractional shares of Series A Common Stock or scrip upon conversion of the Series A-1 Preferred Stock. As to any final fraction of a share of Series A Common Stock which a holder of one or more shares of Series A-1 Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the Corporation shall make a cash payment in respect of such final fraction in an amount equal to the same fraction of the current market price of a full share of Series A Common Stock as determined in good faith by the Board of Directors. For the purpose of any computation of current market price under this Certificate of Designation, current market price of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the 20 consecutive Trading Days immediately prior to such date or, with respect to any adjustment in conversion rights as set forth herein, the earlier of the date in question and the date immediately prior to the Ex Date;

provided, however, that if any other transaction occurs requiring an adjustment in the conversion rights as set forth herein, and the Ex Date for such other transaction falls during such 20 consecutive Trading Day period, then, and in each such case, the current per share market price shall be appropriately adjusted. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Corporation.

Section 5.14 Regulatory Matters. If any shares of Series A Common Stock which would be issuable upon conversion of shares of Series A-1 Preferred Stock require the approval of any governmental authority before such shares may be issued upon conversion, the Corporation, at the request and expense of the holder(s) of such Series A-1 Preferred Stock, will use its reasonable best efforts to cooperate with the holder(s) of such Series A-1 Preferred Stock to obtain such approvals.

ARTICLE 6 Voting Rights.

Section 6.1 General Voting Rights. In connection with any matter as to which the holders of Series A Common Stock and Series B Common Stock are entitled to vote other than the election of Common Stock Directors, each share of Series A-1 Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series A-1 Preferred Stock into shares of Series A Common Stock immediately prior to the record date for the determination of stockholders entitled to vote upon such matter. Except as provided in this Section 6 and Article IV, Section C.5 and Article IV, Section B.1 of the Charter, and except as otherwise may be required by law or Series Preferred Stock Designation of any other series of Series Preferred Stock, the holders of Common Stock, the holders of Convertible Preferred Stock, the holders of New Convertible Preferred Stock and the holders of any other series of Series Preferred Stock entitled to vote thereon, if any, shall be entitled to notice of and to attend any, meeting of stockholders and to vote together as one class with respect to all matters to be voted on by stockholders of the Corporation (including for purposes of Article VII of the Charter, but excluding, with respect to the Series A-1 Preferred Stock, the election of directors and any matter provided by Section 242 of the DGCL, but including, without limitation, and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to the Charter that would (x) increase (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established or (y) decrease (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but not below the number of shares of such class or series of capital stock, as the case may be, then outstanding)), and no separate class or series vote or consent of the holders of shares of any class or series of capital stock of the Corporation shall be required for the approval of any such matter.

Section 6.2 Election of Series A-1 Preferred Stock Directors.

(a) Until such time as a Series A-1 Mandatory Conversion shall be deemed to have occurred pursuant to Section 5(a)(ii), the holders of the Series A-1 Preferred Stock shall have the exclusive right to elect three members of the Board of Directors (each such director elected by the holders of the Series A-1 Preferred Stock is hereinafter referred to as a “Series A-1 Preferred Stock Director”), and the holders of the Series A Common Stock, Series B Common Stock or Series A Preferred Stock shall have no right to vote or participate in the election of the Series A-1 Preferred Stock Directors. Notwithstanding the foregoing provisions of this Section, so long as the applicable rules and regulations of the NASDAQ or the Commission (in each case, as may be amended from time to time) require that the Board of Directors or any committee thereof, include as members thereof, directors who qualify as Independent Directors, then two of the persons proposed, designated or nominated in writing or otherwise by the holders of the Series A-1 Preferred Stock to serve as a Series A-1 Preferred Stock Director will, in addition to any other qualifications as a director imposed by the DGCL, qualify as Independent Directors, as determined by the then current Board, acting in good faith. The provisions relating to classification and appointment of directors set forth in Article V, Sections B and D of the Charter shall not apply to the Series A-1 Preferred Stock Directors.

(b) Each Series A-1 Preferred Stock Director will be that person elected, by the written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock given in accordance with Section 6(d) below or by the affirmative vote of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock at a meeting called for that purpose.

(c) A Series A-1 Preferred Stock Director may be removed from office (x) without Cause upon the affirmative vote of the holders of at least a majority of the outstanding shares of the Series A-1 Preferred Stock, voting together as a separate class and (y) may be removed for Cause as provided in Article V, Section C of the Charter as if he or she is a Series A Preferred Stock Director for purposes of this Section 6(b)(iii)(y) only. Any vacancy in the office of a Series A-1 Preferred Stock Director occurring during the effectiveness of the applicable provisions of Section 6(b)(i) shall be filled solely by the written consent of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock given in accordance with Section 6(d) below or by the affirmative vote of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock at a meeting called for that purpose. Any director elected to fill a vacancy shall and serve the same remaining term as that of his or her predecessor and until his or her successor has been chosen and has qualified.

(d) The holders of Series A-1 Preferred Stock shall have no right to vote or participate in the election of the Common Stock Directors.

Section 6.3 Special A-1 Class Vote Matters. Notwithstanding any other provision in Article VI, Section C.5(c) of the Charter, until such time as a Series A-1 Mandatory Conversion shall be deemed to have occurred pursuant to Section 5(a)(ii), neither the Corporation nor any of its Subsidiaries will take any of the following actions (any such action, a “Special A-1 Class Vote Matter”) following the New Issue Date without having obtained the affirmative vote or written consent of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock given in accordance with Section 6(d) below or by the affirmative vote of the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock at a meeting called for that purpose:

(a) any increase in the number of members of the Board of Directors to a number of directors in excess of 12;

(b) any fundamental change in the business of the Corporation and its Subsidiaries from the business of the Corporation and its Subsidiaries as conducted as of the New Issue Date or the making of any investment, establishment of joint venture, or any acquisition, in each case, constituting a material departure from the current lines of business of the Corporation and its Subsidiaries (other than any such change, investment, joint venture or acquisition that has been approved in accordance with Section 6(c)(vi) below);

(c) the material amendment, alteration or repeal of any provision of this Certificate of Designation, the Charter or the Bylaws (as defined in Article V, Section F of the Charter) (or the organizational documents of any Subsidiary of the Corporation) or the addition or insertion of other provisions therein, other than (i) any amendments to the articles or certificate of incorporation, bylaws or organizational documents of any Wholly-Owned Subsidiary or (ii) an amendment to or modification of the Charter that is necessary in order to implement any action that has been otherwise approved (x) by the holders of a majority of the outstanding shares of the Series A-1 Preferred Stock or (y) prior to the New Issue Date by the holders of a majority of the outstanding shares of Series A Preferred Stock;

(d) any transaction (a “Related Party Transaction”) between (x) the Corporation or any of its Subsidiaries, on the one hand, and (y) any Related Party of the Corporation, on the other hand, including the amendment of any agreement between the Corporation or any of its Subsidiaries and any Related Party of the Corporation as in effect on the New Issue Date; provided, however, that any transaction between the Corporation or any of its Subsidiaries and a Related Party of the Corporation will not constitute a Related Party Transaction if the terms and conditions of such transaction, taken as a whole, are no more favorable to such Related Party than the terms and conditions made available to similarly situated third parties, or, if there are no such similarly situated third parties, such transaction is otherwise on arm’s length terms;

(e) the merger, consolidation or other business combination by the Corporation into or with any other entity, other than any transaction involving only the Corporation and/or one or more direct or indirect Wholly-Owned Subsidiaries of the Corporation; provided, however, that the provisions of this Section will not apply to the Merger or apply to transactions that have been approved in accordance with Section 6(c)(vi) and (vii) below;

(f) the acquisition by the Corporation or any of its Subsidiaries of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate value or funding commitment by the Corporation in excess of $250 million;

(g) the disposition (by way of sale, distribution to stockholders of the Corporation of any securities or assets, or any other means) by the Corporation or any of its Subsidiaries of any assets or properties (including stock or other equity interests of a third party) in one transaction or a series of related transactions, which assets or properties have an aggregate value in excess of $250 million;

(h) the authorization, issuance, reclassification, redemption, exchange, subdivision or recombination of any equity securities of the Corporation or its material Subsidiaries, other than: (1) any issuance of equity securities to the Corporation or its Subsidiaries of any entity if subsequent to such issuance, such entity would be a direct or indirect Wholly-Owned Subsidiary of the Corporation, provided, that such Wholly-Owned Subsidiary may not Transfer such equity securities to any Person other than the Corporation or another Wholly-Owned Subsidiary; (2) any issuance of equity securities in connection with a transaction that has been approved (x) in accordance with Section 6(c)(v) or (vi) above or (y) in connection with an acquisition (or series of related acquisitions) with respect to which the approval of the holders of the Series A-1 Preferred Stock is not otherwise required, provided, that none of the Corporation or any of its Subsidiaries pays consideration consisting of or including capital stock of the Corporation or any of its material Subsidiaries in any such transaction that provides (other than as required by the DGCL) the holders of such security with voting rights superior in any respect to the voting rights of the holders of the Series A Common Stock, on a per share basis; (3) pursuant to the terms of the Company Rights Plan or the Rights distributed pursuant thereto; (4) in connection with the exercise of any stock options or stock appreciation rights of the Corporation or any of its Subsidiaries outstanding immediately following the effectiveness of the Merger; or (5) pursuant to any equity compensation plan of the Corporation approved (x) by the holders of the Series A-1 Preferred Stock or (y) prior to the New Issue Date by the holders of a majority of the outstanding shares of Series A Preferred Stock;

(i) any action resulting in the voluntary liquidation, dissolution or winding up of the Corporation or any material Subsidiary of the Corporation;

(j) any substantial change in Discovery Communication Holding, LLC’s service distribution policy and practices from the service distribution policy and practices of Discovery Communication Holding, LLC and its Subsidiaries as of the New Issue Date;

(k) the declaration or payment of any dividend on, or the making of any distribution to holders of equity securities of the Corporation or any Subsidiary of the Corporation, other than (1) cash dividends payable out of current year earnings; (2) dividends or distributions payable or made in shares of Common Stock or other securities of the Corporation, subject to the limitations otherwise provided for herein; (3) dividends or distributions to the Corporation or any Wholly-Owned Subsidiary of the Corporation that are declared and paid by a Wholly-Owned Subsidiary of the Corporation; and (4) the Rights Dividend;

(l) the incurrence of Indebtedness after the New Issue Date, by or on behalf of the Corporation or any of its Subsidiaries, if (1) such Indebtedness, together with all other Indebtedness of the Corporation and its Consolidated Group, would exceed four (4) times the Cash Flow of the Corporation and its Consolidated Group for the last four (4) consecutive calendar quarters (the “Annualized Cash Flow”) or (2) the Debt Service for the next twelve (12) calendar months related to such Indebtedness, together with the Debt Service for the next twelve (12) calendar months for all other Indebtedness of the Corporation and its Consolidated Group, would exceed sixty-six percent (66%) of the Annualized Cash Flow of the Corporation and its Consolidated Group;

(m) the appointment or removal of the Chairman of the Board of Directors of the Corporation and the appointment or removal of the Chief Executive Officer of the Corporation;

(n) any offering of any security of the Corporation or any of its Subsidiaries that would constitute a “public offering” within the meaning of the Securities Act of 1933, other than, (1) in connection with an acquisition (or series of related acquisitions) with respect to which the approval of the holders of the Series A-1 Preferred Stock is not otherwise required; (2) an offering of securities pursuant to the Company Rights Plan; or (3) in connection with any equity compensation plan of the Corporation or any of its Subsidiaries in effect as of the New Issue Date or approved (x) by the holders of the Series A-1 Preferred Stock or (y) prior to the New Issue Date by the holders of a majority of the outstanding shares of Series A Preferred Stock; provided that, in the case of (1) of this subsection, none of the Corporation or any of its Subsidiaries pays consideration consisting of capital stock of the Corporation or any of its Subsidiaries in any such transaction that provides (other than as required by the DGCL) the holders of such security with voting rights superior in any respect to the voting rights of the holders of the Series A Common Stock, on a per share basis; and

(o) the adoption of the Annual Business Plan of the Corporation and any material deviation therefrom,

provided, however, that any actions authorized or approved prior to the New Issue Date by the holders of a majority of the outstanding shares of Series A Preferred Stock pursuant to Article IV, Section C.5 of the Charter shall not be a Special A-1 Class Vote Matter requiring the affirmative vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock pursuant to this Section 6(c).

Section 6.4 Action By Written Consent. With respect to actions by the holders of the Series A-1 Preferred Stock upon those matters on which such holders are entitled to vote as a separate class (including but not limited to the Special A-1 Class Vote Matters), such actions may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by at least a majority of the outstanding shares of Series A-1 Preferred Stock, and shall be delivered to the Corporation as provided in the DGCL. Notice shall be given in accordance with the applicable provisions of the DGCL of the taking of corporate action without a meeting by less than unanimous written consent.

ARTICLE 7 ANPP Right of First Offer.

Section 7.1 If at any time prior to the date that is seven years plus six months after the New Issue Date (the “Restricted Period”), and subject to the terms and conditions of this Section 7, any member of the ANPP Stockholder Group proposes to initiate a Permitted Transfer to a Third Party of shares of Series A-1 Preferred Stock (in such capacity, the “Proposed ANPP Transferor,” and such shares, for purposes of this Section 7, the “Offered Shares”), the Proposed ANPP Transferor shall first provide written notice of such proposal to the Corporation in accordance with the provisions of this Section 7 prior to Transferring such Offered Shares to a Third Party. Such written notice (a “ROFO Notice”) shall state that the Proposed ANPP Transferor proposes to initiate a Transfer to a Third Party, and shall indicate the amount of Offered Shares proposed to be included in the Permitted Transfer.

Section 7.2 Upon receipt of a ROFO Notice by the Corporation, the Corporation shall have forty-five (45) calendar days (the “ROFO Notice Period”) to make an offer to purchase all of the Offered Shares by delivering a written notice (a “ROFO Offer Notice”) to the Proposed ANPP Transferor stating that it irrevocably offers to purchase such Offered Shares at a purchase price per share specified by the Corporation (the “ROFO Price”). Any such offer by the Corporation may not be conditioned on the receipt of financing. The Proposed ANPP Transferor shall have until the end of the ROFO Response Period (as defined below) to accept or reject the offer set forth in the ROFO Offer Notice. If such offer is accepted, the parties shall promptly (within five (5) calendar days of acceptance) enter into a customary transfer agreement for the Offered Shares, and such transaction shall close not later than five (5) calendar days thereafter (subject to regulatory approvals, if any).

Section 7.3 Within the period (the “ROFO Response Period”) ending forty-five (45) calendar days after (x) the Corporation’s delivery of a ROFO Offer Notice or (y) if no ROFO Offer Notice is delivered, the end of the ROFO Notice Period, the Proposed ANPP Transferor may enter into a binding agreement to Transfer the Offered Shares to a Third Party (such agreement, for purposes of this Section 7, a “Third Party Agreement”); provided, however, that if the Corporation has delivered a ROFO Offer Notice to the Proposed ANPP Transferor, the purchase price to be paid by a Third Party for the Offered Shares must be greater than the ROFO Price (and any non-cash consideration offered by the Third Party shall be valued at fair market value for purposes of determining the proposed purchase price).

Section 7.4 During the ROFO Response Period, the Proposed ANPP Transferor shall keep the Corporation reasonably informed regarding the material terms and status of discussions with any Third Parties regarding a potential Third Party Agreement. If the Proposed ANPP Transferor does not enter into a Third Party Agreement to Transfer the Offered Shares within the ROFO Response Period as contemplated by this Section 7, the rights of the Corporation and the obligations of the members of the ANPP Stockholder Group under this Section 7 shall be deemed to be reinstated and any shares of Series A-1 Preferred Stock may not be Transferred to a Third Party in a Permitted Transfer unless the Proposed ANPP Transferor sends a new ROFO Offer Notice in accordance with, and otherwise complies with, this Section 7. The members of the ANPP Stockholder Group may deliver a ROFO Offer Notice no more frequently than once in any six (6) month period.

Section 7.5 Any notice required to be given to the Corporation pursuant to this Section 7, including a ROFO Notice, shall be deemed duly given if sent by courier or overnight delivery service, or mailed by certified or registered mail, and addressed to the office of the Corporation. Any notice required to be given to a Proposed ANPP Transferor pursuant to this Section 7, including a ROFO Offer Notice, shall be deemed duly given if sent by courier or overnight delivery service, or mailed by certified or registered mail, at the Proposed ANPP Transferor’s address appearing on the books of the Corporation. Such notice shall be deemed duly received on the date when duly delivered at the address of the recipient.

ARTICLE 8 Waiver. Unless otherwise provided in this Certificate of Designation or the Charter, any provision which, for the benefit of the holders of the New Convertible Preferred Stock or any series thereof, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case only pursuant to the consent of the holders of a majority (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange) of the outstanding shares of New Convertible Preferred Stock, or the series thereof so affected, consenting together as a single class. Any such waiver shall be binding on all holders, including any subsequent holders, of the New Convertible Preferred Stock.

ARTICLE 9 Method of Giving Notices. Except as provided in Section 7(e), any notice required or permitted hereby to be given to the holders of shares of Series A-1 Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of the Corporation or supplied by the holder in writing to the Corporation for the purpose of such notice.

ARTICLE 10 Exclusion of Other Rights. Except as provided in the Charter or the Bylaws of the Corporation or as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Series A-1 Preferred Stock, the shares of Series A-1 Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth herein.

ARTICLE 11 Heading of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

ARTICLE 12 Defined Terms.

Section 12.1 As used in this Certificate of Designation, the following terms shall have the following meanings:

(a) “Base Amount” means the number of shares of Series A-1 Preferred Stock issued to the members of the ANPP Stockholder Group as of the New Issue Date.

(b) “Liquidation Preference” measured per share of Series A-1 Preferred Stock as of the date in question (the “Determination Date”), means an amount equal to $0.09 (as appropriately adjusted to take into account any stock splits, reverse splits and the like affecting the Series A-1 Preferred Stock occurring after the New Issue Date). In connection with the determination of the Liquidation Preference of a share of Series A-1 Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the record date for the distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

(c) “New Conversion Shares” means the Series A-1 Conversion Shares and shares of Common Stock or other securities of the Corporation issued or issuable upon conversion of the shares of Series C-1 Preferred Stock.

(d) “New Issue Date” means the date on which shares of Series A-1 Preferred Stock are first issued.

(e) “Maximum Amount” means a number of shares of Common Stock equal to (i) 7.5% of the sum of (A) 421,889,705, (B) the number of New Conversion Shares issued or issuable in respect of (x) [ ]1 shares of Series A-1 Preferred Stock and (y) [ ]2 shares of Series C-1 Preferred Stock as of the date of determination, and (C) the number of shares of Common Stock issuable upon exercise of the Converted Options (as defined in the Merger Agreement); plus (ii) the number of New Conversion Shares issuable upon conversion of shares of New Convertible Preferred Stock issued to the members of the ANPP Stockholder Group upon the New Issue Date; provided, that, in the event any member of the ANPP Stockholder Group or any ANPP Permitted Transferee Transfers shares of New Convertible Preferred Stock or New Conversion Shares following the New Issue Date (other than in a Transfer that constitutes a Permitted Transfer) then the amount of shares calculated above will be reduced by such number of shares of New Conversion Shares issuable upon conversion of shares of New Convertible Preferred Stock or New Conversion Shares so Transferred. Notwithstanding the foregoing, in the event any member of the ANPP Stockholder Group or any of its Affiliates, or any ANPP Permitted Transferee or any of its Affiliates (x) acquires, or enters into any agreement, arrangement or understanding to acquire, Beneficial Ownership of shares of Common Stock following the effectiveness of the Merger, or (y) Transfers or enters into any agreement, arrangement or understanding to Transfer, Beneficial Ownership of shares of New Convertible Preferred Stock to any third party, then such acquisition or Transfer, as the case may be, will be deemed, upon the execution or entry of any such agreement, arrangement or understanding or the consummation of any such acquisition or Transfer, to result in the Maximum Amount being exceeded to the extent that after giving effect to such acquisition of Beneficial Ownership of shares of Common Stock or such Transfer of Beneficial Ownership of shares of New Convertible Preferred Stock, the aggregate voting power (stated as a percentage) of all shares of Common Stock Beneficially Owned by the members of the ANPP Stockholder Group and its Affiliates, the ANPP Permitted Transferee and its Affiliates, or such third-party Transferee and its Affiliates (including for these purposes New Conversion Shares), as applicable, would exceed by more than one percentage point the aggregate voting power of the ANPP Stockholder Group to vote with the holders of the Common Stock, voting together as a single class, on matters that may be submitted to a vote of stockholders of the Corporation (other

[1]	Represents the number of shares of Series A Preferred Stock to be released from escrow, as converted to Series A-1 Preferred Stock.
[2]	Represents the number of shares of Series C Preferred Stock to be released from escrow, as converted to Series C-1 Preferred Stock.

than the election of directors) immediately following the effectiveness of the Merger; provided, that 792,361 shares will be excluded for purposes of calculating whether the one percentage point voting power threshold has been exceeded, and (x) [         ]3 shares of Series A-1 Preferred Stock and (y) any shares of Common Stock issuable upon exercise of the Converted Options, will, in each case, be deemed to have been outstanding immediately following the effectiveness of the Merger for purposes of calculating whether the one percentage point voting power threshold has been exceeded.

(f) “Parity Stock” means, as the context requires, any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Series A-1 Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank on a parity basis as to dividend rights, rights of redemption or rights on liquidation with the Series A-1 Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fluid or mandatory redemption provisions, if any, are different from those of the Series A-1 Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series A-1 Preferred Stock. No class or series of capital stock that ranks junior to the Series A-1 Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series A-1 Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. The Series A-1 Preferred Stock, the Series C-1 Preferred Stock, the Series A Preferred Stock and the Series C Preferred Stock shall each be deemed to be Parity Stock as to each of the other such series.

(g) “Permitted Transfer” means the Transfer of (i) all shares of Series A-1 Preferred Stock then outstanding and (ii) all shares of Series A-1 Conversion Shares held by such Person Transferring shares of Series A-1 Preferred Stock and its Affiliates to any Transferee so long as after giving effect to such Transfer to it, the shares of New Convertible Preferred Stock and Common Stock Beneficially Owned by such Transferee and its Affiliates (including any New Conversion Shares) immediately following such Transfer do not result in such Transferee and its Affiliates collectively Beneficially Owning a number of shares that is in excess of the Maximum Amount.

(h) “Rights Plan Junior Preferred Stock” means (i) the Corporation’s Series A Junior Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in the Certificate of Designations of the Series A Junior Preferred Stock, (ii) the Corporation’s Series B Junior Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in the Certificate of Designations of the Series B Junior Preferred Stock, and (iii) the Corporation’s Series C Junior Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in the Certificate of Designations of the Series C Junior Preferred Stock.

[3]	Represents the number of shares of Series A Preferred Stock to be released from escrow, as converted to Series A-1 Preferred Stock.

(i) “Senior Stock” means, as the context requires, (i) the Rights Plan Junior Preferred Stock, (ii) any class or series of Series Preferred Stock hereafter created, or (iii) any class or series of capital stock, whether now existing or hereafter created, of the Corporation, in each case, ranking prior to the Series A-1 Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank prior to the Series A-1 Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A-1 Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series A-1 Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series A-1 Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or redemption provisions thereof are different from those of the Series A-1 Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. Notwithstanding the foregoing, any class or series of capital stock which requires the Corporation to cumulate or accrue dividends on such shares, or to pay such dividends in shares of capital stock in the event such dividends are not declared and paid during any dividend period applicable to such class or series, or to add any such unpaid dividends to the liquidation or redemption price of any such class or series of capital stock, shall constitute Senior Stock.

(j) “Series A-1 Conversion Shares” means shares of Common Stock or other securities of the Corporation issued or issuable upon conversion of the shares of Series A-1 Preferred Stock.

(k) “Third Party” means, with respect to a holder of the Series A-1 Preferred Stock, any person who is not an Affiliate of such holder.

(l) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any capital stock Beneficially Owned by a stockholder or any interest in any capital stock Beneficially Owned by a stockholder; provided, however, that a “Transfer” shall not include a customary agreement to vote shares of capital stock (including the granting of a proxy) in favor of a transaction or other matter as recommended by the Corporation’s board of directors, which agreement may also include customary transfer restrictions, so long as the Corporation’s board of directors approves the entering into of such agreement.

(m) “Transferee” means any Person to whom a Transfer is made.

Section 12.2 As used in this Certificate of Designation, the term “Junior Stock” shall have the same meaning as such same term in the Charter, except that:

(a) References to the “Convertible Preferred Stock” in such definitions shall be replaced with references to the “New Convertible Preferred Stock”;

(b) References to the “Conversion Shares” in such definitions shall be replaced with references to the “New Conversion Shares”;

(c) References to the “Series A Preferred Stock” in such definitions shall be replaced with references to the “Series A-1 Preferred Stock”; and

(d) References to the “Series C Preferred Stock” in such definitions shall be replaced with references to the “Series C-1 Preferred Stock.”

Section 12.3 All other capitalized terms used and not defined in this Certificate of Designation shall have the meanings assigned to them in the Charter.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this day of         , 2017.

DISCOVERY COMMUNICATIONS, INC.

By:

Exhibit B

Form of Certificate of Designation of the Series C-1 Preferred Stock

FORM OF

CERTIFICATE OF DESIGNATION

OF

SERIES C-1 CONVERTIBLE PARTICIPATING PREFERRED STOCK

OF

DISCOVERY COMMUNICATIONS, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Discovery Communications, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation (the “Charter”), the Board of Directors adopted the following resolution of the Board of Directors creating a series of [        ] shares of Preferred Stock designated as “Series C-1 Convertible Participating Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Series C-1 Convertible Participating Preferred Stock

ARTICLE 1 Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series C-1 Convertible Participating Preferred Stock” (the “Series C-1 Preferred Stock”), and the number of shares constituting such series shall be [         ]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series C-1 Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. The Series C-1 Preferred Stock, together with the series of Preferred Stock, par value $0.01 per share, of the Corporation designated as “Series A-1 Convertible Participating Preferred Stock” (the “Series A-1 Preferred Stock”), are referred to collectively as the “New Convertible Preferred Stock.”

ARTICLE 2 Dividends.

Section 2.1 Cash Dividend Rights. Subject to the prior preferences and other rights of any Senior Stock and the provisions of Section 4 hereof, the holders of shares of Series C-1 Preferred Stock shall be entitled to receive cash dividends per share in an amount (the “Participating Dividend”) equal to the product of (x) the amount of the cash dividend declared and to be paid on a single share of Common Stock and (y) the number of shares of Common Stock into which a share of Series C-1 Preferred Stock may be converted as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Except for a dividend of the Rights pursuant to the Company Rights Plan (a “Rights Dividend”), the Participating Dividends shall be the only dividends payable to holders of Series C-1 Preferred Stock, and such Participating Dividends shall be declared and paid only when, as and if a cash dividend is declared and paid upon the outstanding shares of Common Stock. Dividends or distributions on the Common Stock which are paid or made in Common Stock or other securities, properties or other assets of the Corporation or any other Person other than cash shall not constitute Participating Dividends and holders of Series C-1 Preferred Stock shall have no rights with respect thereto, other than as may be provided in Section 5. Participating Dividends shall be payable to holders of record of shares of Series C-1 Preferred Stock as of the record date for the determination of holders of Common Stock entitled to receive such dividend and shall be payable on the payment date established by the Corporation for the payment of such cash dividend to holders of Common Stock. To the extent that the Series C-1 Preferred Stock is, at the time of the declaration of any such cash dividend, convertible into any other securities of the Corporation in addition to or in lieu of being convertible into Common Stock, then the Corporation shall pay to the holders of Series C-1 Preferred Stock, in addition to the amount of the dividend calculated above in respect of the number of shares of Common Stock into which such share of Series C-1 Preferred Stock is then convertible, if any, an amount equal to the amount of the dividend payable per share or other unit of securities into which the Series C-1 Preferred Stock is then convertible multiplied by the number of shares or other units issuable to such holder upon conversion of a share of Series C-1 Preferred Stock.

Section 2.2 Method of Payment. All dividends (other than a Rights Dividend) payable with respect to the shares of Series C-1 Preferred Stock pursuant to Section 2(a) hereof shall be declared and paid in cash. All cash dividends paid with respect to the shares of Series C-1 Preferred Stock pursuant to Section 2(a) hereof shall be paid pro rata to all the holders of shares of Series C-1 Preferred Stock outstanding on the applicable record date, on an as converted basis.

ARTICLE 3 Distribution Upon Liquidation, Dissolution or Winding Up. Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C-1 Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Series C-1 Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Series C-1 Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. Following the payment of all amounts owing to holders of each class or series of capital stock of the Corporation having a preference or priority over the Common Stock as to distributions upon the liquidation, dissolution or winding up of the Corporation, then the holders of Series C-1 Preferred Stock shall be entitled to participate, with the holders of the Common Stock and with the holders of any other securities of the Corporation entitled to participate, pro rata, based upon the number of shares of Common Stock into which the shares of Series C-1 Preferred Stock are then convertible, as to any amounts remaining for distribution to the holders of Common Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon distribution of the Corporation’s assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series C-1 Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Series C-1 Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Series C-1 Preferred Stock and such Parity Stock shall be distributed to such holders based upon and in proportion to the full preferential amounts to which the shares of Series C-1 Preferred Stock and such Parity Stock would otherwise be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Series C-1 Preferred Stock.

ARTICLE 4 Limitations on Dividends. If at any time the Corporation shall have declared a dividend on the Series C-1 Preferred Stock and failed to pay or set aside consideration sufficient to pay such dividend, or if the Corporation declares a cash dividend on the shares of Common Stock and fails to pay or set aside the Participating Dividend required to be paid to the holders of the Series C-1 Preferred Stock, then (i) the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Parity Stock or Junior Stock or set aside any money or assets for any such purpose until such dividend payable to the holders of Series C-1 Preferred Stock has been paid or consideration sufficient to pay such dividend has been set aside for such purpose, and (ii) neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series C-1 Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, a sinking fund or otherwise, unless all then outstanding shares of any class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Series C-1 Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Series C-1 Preferred Stock then outstanding.

Nothing contained in this Section 4 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any) shares of Junior Stock, or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

All provisions of this Section 4 are for the sole benefit of the holders of Series C-1 Preferred Stock and accordingly, if the holders of shares of Series C-1 Preferred Stock shall have waived in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Series C-1 Preferred Stock, any Parity Stock or any Junior Stock.

ARTICLE 5 Conversion.

Section 5.1 Series C-1 Preferred Stock Optional and Mandatory Conversion. Each outstanding share of Series C-1 Preferred Stock is convertible at the option of the holder at any time into fully paid and non-assessable full share(s) of Series C Common Stock at the then effective Series C-1 Conversion Rate. In addition, (i) the holder of each outstanding share of Series C-1 Preferred Stock shall be deemed to have automatically converted such share into fully paid and non-assessable share(s) of Series C Common Stock at the then effective Series C-1 Conversion Rate immediately upon the Transfer of such share to any Person that is not a member of the ANPP Stockholder Group, and (ii) the holders of all outstanding shares of Series C-1 Preferred Stock shall be deemed to have automatically converted all such shares of Series C-1 Preferred Stock into fully paid and non-assessable share(s) of Series C Common Stock at such time as a Series A-1 Mandatory Conversion shall be deemed to have occurred pursuant to Section 5(a)(ii) of the Series A-1 Certificate of Designation. Such conversion pursuant to (i) or (ii) referred to above is referred to herein as the “Series C-1 Mandatory Conversion.” In the event of a Series C-1 Mandatory Conversion, the share(s) of Series C-1 Preferred Stock subject to such Series C-1 Mandatory Conversion shall be automatically converted into fully paid and non-assessable share(s) of Series C Common Stock at the then effective Series C-1 Conversion Rate without any further action by the Corporation or holders of Series C-1 Preferred Stock and whether or not the certificate(s) representing such share(s) of Series C-1 Preferred Stock are surrendered to the Corporation; and the Corporation shall not be obligated to issue certificate(s) evidencing the share(s) of Series C Common Stock issuable upon such Series C-1 Mandatory Conversion unless the certificate(s) evidencing such share(s) of Series C-1 Preferred Stock are delivered to the Corporation, or the holder thereof notifies the Corporation that such certificate(s)

have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s). In case cash, securities or property other than Series C Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Series C Common Stock in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities. Subject to the provisions for adjustment hereinafter set forth in this Section 5, the Series C-1 Preferred Stock may be converted into Series C Common Stock at the initial conversion rate of [        ]4 fully paid and non-assessable shares of Series C Common Stock for each share of Series C-1 Preferred Stock so converted (this conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the “Series C-1 Conversion Rate”).

Section 5.2 Adjustments for Stock Splits, Stock Dividends, Etc.

(a) In case after the New Issue Date the Corporation shall (1) pay a dividend or make a distribution on its outstanding shares of Series C Common Stock in shares of its Common Stock, (2) subdivide the then outstanding shares of Series C Common Stock into a greater number of shares of Series C Common Stock, (3) combine the then outstanding shares of Series C Common Stock into a smaller number of shares of Series C Common Stock, or (4) issue by reclassification of its shares of Series C Common Stock any shares of any other class of capital stock of the Corporation (including any such reclassification in connection with a merger in which the Corporation is the continuing corporation), then the Series C-1 Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series C-1 Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Series C-1 Preferred Stock been converted immediately prior to such time.

(b) An adjustment made pursuant to this Section 5(b) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this Section 5(b) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

Section 5.3 Adjustments for Rights, Warrants, Etc. In case the Corporation shall after the New Issue Date issue any rights or warrants to all holders of shares of Series C Common Stock entitling them (for a period expiring not more than 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Series C Common Stock (or Series C Convertible Securities) at a price per

[4]

Based on the number of shares of Series C Common Stock that would be issuable to members of the ANPP Stockholder Group in the event they had converted all of their shares of Series A Preferred Stock and Series C Preferred Stock (including the shares of Series A Preferred Stock and Series C Preferred Stock to be released from escrow) immediately prior to the closing of the Exchange (as defined in the Preferred Share Exchange Agreement, dated as of July 30, 2017, by and between the Corporation and Advance/Newhouse Programming Partnership).

share of Series C Common Stock (or having an initial exercise price or conversion price per share of Series C Common Stock) less than the then current market price per share of Series C Common Stock on such record date, the number of shares of Series C Common Stock into which each share of Series C-1 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series C Common Stock into which such share of Series C-1 Preferred Stock was theretofore convertible immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series C Common Stock outstanding on such record date plus the number of additional shares of Series C Common Stock offered for subscription or purchase (or into which the Series C Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Series C Common Stock outstanding on such record date plus the number of shares of Series C Common Stock, which the aggregate offering price of the total number of shares of Series C Common Stock so offered (or the aggregate initial conversion or exercise price of the Series C Convertible Securities so offered) would purchase at the then current market price per share of Series C Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Series C Common Stock (or all of the Series C Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Series C Convertible Securities which have been exercised, all of the shares of Series C Common Stock issuable upon conversion of such Series C Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Series C-1 Conversion Rate shall be readjusted retroactively to be the Series C-1 Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Series C Common Stock (or Series C Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Series C Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Series C Common Stock issued upon the conversion of any share of Series C Preferred Stock prior to the date such subsequent adjustment is made. Any determination of the current market price per share of Series C Common Stock under this Section shall be in accordance with Section 5(m).

Section 5.4 Adjustments for Other Distributions and Dividends. In case the Corporation shall distribute after the New Issue Date to all holders of shares of Series C Common Stock (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation, other than a merger to which Section 5(e) is applicable) any securities, evidences of its indebtedness or assets (other than cash dividends or with respect to stock dividends, subdivisions, combinations or reclassifications on the Series C Common Stock in respect of which an adjustment is made pursuant to Section 5(b)(i) hereof) or rights or warrants to purchase shares of Series C Common Stock or securities convertible into shares of Series C Common Stock (excluding a Rights Dividend and those referred to in Section 5(c) above), then in each such case the number of shares of Series C Common Stock into which each share of Series C-1 Preferred Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Series C Common Stock into which such share was theretofore convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction, the numerator of which shall be the then current market price per share of Series C Common Stock on such record date and the denominator of which shall be such current market price per share of Series C Common Stock less the fair market value on such record date (as determined in good faith by the Board of Directors of the Corporation, whose good faith determination shall be conclusive) of the portion of the securities, assets or evidences of indebtedness or rights or warrants so to be distributed applicable to one share of Series C Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution is made. Any determination of the current market price per share of Series C Common Stock under this Section shall be in accordance with Section 5(m).

Section 5.5 Adjustments for Reclassification, Merger, Etc. In case of any reclassification or change in the Series A Common Stock, Series B Common Stock or Series C Common Stock (other than any reclassification or change referred to in Section 5(b) and other than a change in par value) or in case of any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which Section 5(b) is applicable) in the outstanding Series A Common Stock, Series B Common Stock or Series C Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, in any such case after the New Issue Date, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a share of the Series C-1 Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such share immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Series C-1 Preferred Stock shall have no other conversion rights under these provisions; provided that effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series C-1 Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Series C-1 Preferred Stock remaining outstanding or other Series C-1 Preferred Stock or other Convertible Securities received by the holders of Series C-1 Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series C-1 Preferred Stock remaining outstanding, or other Series C-1 Preferred Stock or other Convertible Securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

Section 5.6 Notice of Adjustments in Conversion Rates. Whenever the Series C-1 Conversion Rate or the conversion privilege shall be adjusted as provided in Sections 5(b), (c), (d) or (e), the Corporation shall promptly cause a notice to be mailed to the holders of record of the Series C-1 Preferred Stock describing the nature of the event requiring such adjustment and the Series C-1 Conversion Rate in effect immediately thereafter, the kind and amount of stock or other securities or property into which the Series C-1 Preferred Stock shall be convertible after such event. In case of an adjustment pursuant to Section 5(d), such notice shall enclose the resolution of the Board of Directors of the Corporation making the fair market value determination of the Series C Common Stock for the purpose of calculating the Series C-1 Conversion Rate. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Section 5(h).

Section 5.7 Calculation and Timing of Adjustments. The Corporation may, but shall not be required to, make any adjustment of the Series C-1 Conversion Rate if such adjustment would require an increase or decrease of less than 1% in the Series C-1 Conversion Rate; provided, however, that, in each case, any adjustments which by reason of this Section 5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5(g) shall be made to the nearest 1/100th of a share. In any case in which this Section 5(g) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Series C-1 Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series C Common Stock or other capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series C Common Stock or other capital stock issuable upon, such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to Section 5(m); provided, however, that, if requested by such holder, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Series C Common Stock or other capital stock, and such cash, upon the occurrence of the event requiring such adjustment.

Section 5.8 Notice of Certain Events. In case at any time:

(a) the Corporation shall take any action which would require an adjustment in the Series C-1 Conversion Rate pursuant to Section 5;

(b) there shall be any capital reorganization or reclassification of the Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Common Stock representing at least a majority of the total voting power represented by the outstanding shares of Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Common Stock; or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any such event, the Corporation shall give written notice to the holders of the Series C-1 Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up, during which period such holders may exercise their conversion rights; provided, however, that any notice required by any event described in clause (ii) of this Section 5(h) shall be given in the manner and at the time that such notice is given to the holders of Common Stock. Without limiting the obligations of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this Section 5(h) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

Section 5.9 Procedures for Conversion. Before any holder of Series C-1 Preferred Stock shall be entitled to convert the same into Series C Common Stock (or, in the case of the Series C-1 Mandatory Conversion, before any holder of Series C-1 Preferred Stock so converted shall be entitled to receive certificate(s) evidencing the shares of Series C Common Stock or other securities or property, as applicable, issuable upon such conversion), such holder shall surrender the certificate(s) for such Series C-1 Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Series C-1 Preferred Stock, which certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the shares represented by said certificate(s) (or, in the case of the Series C-1 Mandatory Conversion, that such holder is surrendering the same) in accordance with the terms of this Section 5(i), and shall state in writing therein the name or names in which such holder wishes the certificate(s) for Series C Common Stock or other securities or property, as applicable, to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series C-1 Preferred Stock and the Corporation, whereby the holder of such Series C-1 Preferred Stock shall be deemed to subscribe for the amount of Series C Common Stock or other securities or property, as applicable, which such holder shall be entitled to receive upon conversion of the number of share(s) of Series C-1 Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the share(s) of Series C-1 Preferred Stock to be converted, and thereby the Corporation shall be deemed to agree that the surrender of the shares of Series C-1 Preferred Stock to be converted shall constitute full payment of such subscription for Series C Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of the certificate(s) for Series C-1 Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the Person for whose account such Series C-1 Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), certificate(s) for the number of full share(s) of Series C Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided together with an amount in cash equal to the full amount of any cash dividend declared (or required to be declared) on the Series C-1 Preferred Stock which, as of the date of such conversion, remains unpaid (provided, that the Corporation will use commercially reasonable efforts to make such delivery within two Business Days after such deposit and such notice and statement). If surrendered certificate(s) for Series C-1 Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, new certificate(s) representing the aggregate of the unconverted shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Series C-1 Preferred Stock to be converted or date of the event that gives rise to the Series C-1 Mandatory Conversion; and the Person(s) entitled to receive the Series C Common Stock issuable upon conversion of such Series C-1 Preferred Stock shall be treated for all purposes as the record holder or holders of such Series C Common Stock on such date.

Section 5.10 Transfer Taxes. The issuance of certificate(s) for share(s) of Series C Common Stock upon conversion of share(s) of Series C-1 Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance; provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share(s) of Series C-1 Preferred Stock converted, the Person(s) requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

Section 5.11 Reservation of Shares. The Corporation shall reserve and keep available at all times thereafter, solely for the purpose of issuance upon conversion of the outstanding shares of Series C-1 Preferred Stock, such number of shares of Series C Common Stock as shall be issuable upon the conversion of all outstanding shares of Series C-1 Preferred Stock; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series C-1 Preferred Stock by delivery of shares of Series C Common Stock which are held in the treasury of the Corporation. The Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series C Common Stock issuable upon conversion of shares of Series C-1 Preferred Stock at the Series C-1 Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

Section 5.12 Retirement of Series C-1 Preferred Stock. All shares of Series C-1 Preferred Stock received by the Corporation upon conversion thereof shall be retired and shall not be reissued.

Section 5.13 Payment in Lieu of Fractional Shares. The Corporation shall not be required to issue fractional shares of Series C Common Stock or scrip upon conversion of the Series C-1 Preferred Stock. As to any final fraction of a share of Series C Common Stock which a holder of one or more shares of Series C-1 Preferred Stock would otherwise be entitled to receive upon conversion of such shares in the same transaction, the Corporation shall make a cash payment in respect of such final fraction in an amount equal to the same fraction of the current market price of a full share of Series C Common Stock as determined in good faith by the Board of Directors. For the purpose of any computation of current market price under this Certificate of Designation, current market price of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the 20 consecutive Trading Days immediately prior to such date or, with respect to any adjustment in conversion rights as set forth herein, the earlier of the date in question and the date immediately prior to the Ex Date; provided, however, that if any other transaction occurs requiring an adjustment in the conversion rights as set forth herein, and the Ex Date for such other transaction falls during such 20 consecutive Trading Day period, then, and in each such case, the current per share market price shall be appropriately adjusted. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors of the Corporation.

Section 5.14 Regulatory Matters. If any shares of Series C Common Stock which would be issuable upon conversion of shares of Series C-1 Preferred Stock require the approval of any governmental authority before such shares may be issued upon conversion, the Corporation, at the request and expense of the holder(s) of such Series C-1 Preferred Stock, will use its reasonable best efforts to cooperate with the holder(s) of such Series C-1 Preferred Stock to obtain such approvals.

ARTICLE 6 Voting Rights. In connection with any matter as to which the holders of Series C Common Stock are entitled to vote pursuant to the Charter, each share of Series C-1 Preferred Stock issued and outstanding as of the record date for such meeting shall have (and the holder of record thereof shall be entitled to cast) the number of votes equal to the number of votes such holder would have been entitled to cast had it converted its shares of Series C-1 Preferred Stock into shares of Series C Common Stock immediately prior to the record date for the determination of stockholders entitled to vote upon such matter. Except as provided in this Section 6 and Article IV, Section C.5 and Article IV, Section B.1 of the Charter, and except as otherwise may be required by law or Series Preferred Stock Designation of any other series of Series Preferred Stock, the holders of Common Stock, the holders of Convertible Preferred Stock, the holders of New Convertible Preferred Stock and the holders of any other series of Series Preferred Stock shall be entitled to notice of and to attend any, meeting of stockholders and to vote together as one class.

ARTICLE 7 Waiver. Unless otherwise provided in this Certificate of Designation or the Charter, any provision which, for the benefit of the holders of the New Convertible Preferred Stock or any series thereof, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case only pursuant to the consent of the holders of a majority (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange) of the outstanding shares of New Convertible Preferred Stock, or the series thereof so affected, consenting together as a single class. Any such waiver shall be binding on all holders, including any subsequent holders, of the New Convertible Preferred Stock.

ARTICLE 8 Method of Giving Notices. Any notice required or permitted hereby to be given to the holders of shares of Series C-1 Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of the Corporation or supplied by the holder in writing to the Corporation for the purpose of such notice.

ARTICLE 9 Exclusion of Other Rights. Except as provided in the Charter or the Bylaws of the Corporation or as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Series C-1 Preferred Stock, the shares of Series C-1 Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth herein.

ARTICLE 10 Heading of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

ARTICLE 11 Defined Terms.

Section 11.1 As used in this Certificate of Designation, the following terms shall have the following meanings:

(a) “Liquidation Preference” measured per share of Series C-1 Preferred Stock as of the date in question (the “Determination Date”), means an amount equal to $0.04 (as appropriately adjusted to take into account any stock splits, reverse splits and the like affecting the Series C-1 Preferred Stock occurring after the New Issue Date). In connection with the determination of the Liquidation Preference of a share of Series C-1 Preferred Stock upon any liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the record date for the distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

(b) “New Conversion Shares” means the Series C-1 Conversion Shares and shares of Common Stock or other securities of the Corporation issued or issuable upon conversion of the shares of Series A-1 Preferred Stock.

(c) “New Issue Date” means the date on which shares of Series C-1 Preferred Stock are first issued.

(d) “Parity Stock” means, as the context requires, any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Series C-1 Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank on a parity basis as to dividend rights, rights of redemption or rights on liquidation with the Series C-1 Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fluid or mandatory redemption provisions, if any, are different from those of the Series C-1 Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accrued and unpaid dividends, redemption prices or liquidation prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series C-1 Preferred Stock. No class or series of capital stock that ranks junior to the Series C-1 Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series C-1 Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. The Series A-1 Preferred Stock, the Series C-1 Preferred Stock, the Series A Preferred Stock and the Series C Preferred Stock shall each be deemed to be Parity Stock as to each of the other such series.

(e) “Rights Plan Junior Preferred Stock” means (i) the Corporation’s Series A Junior Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in the Certificate of Designations of the Series A Junior Preferred Stock, (ii) the Corporation’s Series B Junior Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in the Certificate of Designations of the Series B Junior Preferred Stock, and (iii) the Corporation’s Series C Junior Preferred Stock, par value $0.01 per share, having the designations, relative rights, preferences and limitations set forth in the Certificate of Designations of the Series C Junior Preferred Stock.

(f) “Senior Stock” means, as the context requires, (i) the Rights Plan Junior Preferred Stock, (ii) any class or series of Series Preferred Stock hereafter created, or (iii) any class or series of capital stock, whether now existing or hereafter created, of the Corporation, in each case, ranking prior to the Series C-1 Preferred Stock as to dividend rights, rights of redemption and/or rights on liquidation, as the case may be. Capital stock of any class or series shall rank prior to the Series C-1 Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series C-1 Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series C-1 Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series C-1 Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or redemption provisions thereof are different from those of the Series C-1 Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides. Notwithstanding the foregoing, any class or series of capital stock which requires the Corporation to cumulate or accrue dividends on such shares, or to pay such dividends in shares of capital stock in the event such dividends are not declared and paid during any dividend period applicable to such class or series, or to add any such unpaid dividends to the liquidation or redemption price of any such class or series of capital stock, shall constitute Senior Stock.

(g) “Series A-1 Certificate of Designation” means the Certificate of Designation of Series A-1 Convertible Participating Preferred Stock of the Corporation filed with the Secretary of State of the State of Delaware on the New Issue Date.

(h) “Series C-1 Conversion Shares” means shares of Common Stock or other securities of the Corporation issued or issuable upon conversion of the shares of Series C-1 Preferred Stock.

Section 11.2 As used in this Certificate of Designation, the term “Junior Stock” shall have the same meaning as such same term in the Charter, except that:

(a) References to the “Convertible Preferred Stock” in such definitions shall be replaced with references to the “New Convertible Preferred Stock”;

(b) References to the “Conversion Shares” in such definitions shall be replaced with references to the “New Conversion Shares”;

(c) References to the “Series A Preferred Stock” in such definitions shall be replaced with references to the “Series A-1 Preferred Stock”; and

(d) References to the “Series C Preferred Stock” in such definitions shall be replaced with references to the “Series C-1 Preferred Stock.”

Section 11.3 All other capitalized terms used and not defined in this Certificate of Designation shall have the meanings assigned to them in the Charter.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this day of         , 2017.

DISCOVERY COMMUNICATIONS, INC.

By:

Exhibit C

Form of Registration Rights Amendment

FORM OF

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of [•], 2017 (the “Effective Date”), is made by and between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Advance/Newhouse Programming Partnership, a New York general partnership (“ANPP”), to amend the terms and conditions of that certain Registration Rights Agreement, dated as of September 17, 2008, between the Company and ANPP (as previously modified or supplemented, the “Original Agreement”).

R E C I T A L S:

WHEREAS, immediately prior to the Effective Date, ANPP owned shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which represented all of the issued and outstanding shares of Series A Preferred Stock;

WHEREAS, immediately prior to the Effective Date, ANPP owned shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock,” and together with the Series A Preferred Stock, the “Old Preferred Stock”), which represented all of the issued and outstanding shares of Series C Preferred Stock;

WHEREAS, the Company and ANPP have entered into a Preferred Share Exchange Agreement, dated as of July 30, 2017 (the “Exchange Agreement”), pursuant to which ANPP has agreed to transfer all of the shares of Old Preferred Stock to the Company in exchange for the issuance to ANPP of (i) shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and (ii) shares of the Company’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “New Preferred Stock”), on the terms and conditions set forth in the Exchange Agreement (the “Exchange”);

WHEREAS, (i) shares of Series A Preferred Stock and Series A-1 Preferred Stock are convertible into shares of the Company’s Series A common stock, par value $0.01 per share (the “Series A Common Stock”), and (ii) shares of Series C Preferred Stock and Series C-1 Preferred Stock are convertible into shares of the Company’s Series C common stock, par value $0.01 per share (the “Series C Common Stock”);

WHEREAS, on the terms and conditions set forth in the Original Agreement, the Company agreed to grant registration rights with respect to the shares of Series A Common Stock and Series C Common Stock into which the Series A Preferred Stock and the Series C Preferred Stock, respectively, are convertible; and

WHEREAS, the parties desire to amend the Original Agreement pursuant to Section 5.08 thereof so that such registration rights will apply with respect to shares of Series A Common Stock and Series C Common Stock issued or issuable upon conversion of the New Preferred Stock in lieu of the Old Preferred Stock.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and of the mutual agreements set forth herein and in the Original Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and do hereby agree as follows:

Section 1. Amendments. The Original Agreement shall hereby be amended as follows:

(a) The following recital shall be added to the end of the recitals in the Original Agreement:

    (b) “WHEREAS, New DHC and ANPP have subsequently entered into a Preferred Share Exchange Agreement, dated as of July 30, 2017 (the “Exchange Agreement”), pursuant to which ANPP has agreed to transfer all of the shares of Series A Preferred Stock to New DHC in exchange for the issuance to ANPP of (i) shares of New DHC’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and (ii) shares of New DHC’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “New Preferred Stock”) to ANPP, on the terms and conditions set forth in the Exchange Agreement.”

(c) All references in the Original Agreement to “Series A Preferred Stock” shall be amended to refer instead to “Series A-1 Preferred Stock.”

(d) All references in the Original Agreement to “Series C Preferred Stock” shall be amended to refer instead to “Series C-1 Preferred Stock.”

(e) All references in the Original Agreement to “Series A Preferred Stock Director” shall be amended to refer instead to “Series A-1 Preferred Stock Director.”

(f) The definition of “Original Amount of Registrable Shares” in Section 1.01 of the Original Agreement is amended and restated as follows:

    (g) “Original Amount of Registrable Shares” means, at the date of determination, the sum of the number of Conversion Shares issued or issuable in respect of the New DHC Preferred Stock, without regard to any subsequent transfers of such shares by ANPP or any Permitted Transferee, including without limitation any transfer that causes such shares to cease to be Registrable Shares.

(h) The definition of “Series A Preferred Stock Director” in Section 1.01 of the Original Agreement is amended and restated as follows:

    (i) “Series A-1 Preferred Stock Director” has the meaning set forth in the Certificate of Designation of the Series A-1 Preferred Stock, as amended from time to time.

Section 2. Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Original Agreement as contemplated by Section 5.08 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Original Agreement remain in full force and effect.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be for all purposes to be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 5. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.

By:
Name:
Title:

ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP

By: A/NPP Holdings LLC, as Managing Partner

By:
Name:
Title:

Exhibit D

Form of Share Repurchase Amendment

FORM OF

AMENDMENT NO. 2 TO SHARE REPURCHASE AGREEMENT

This AMENDMENT NO. 2 TO SHARE REPURCHASE AGREEMENT (this “Amendment”), dated as of [•], 2017 (the “Effective Date”), is made by and between Discovery Communications, Inc., a Delaware corporation (the “Company”), and Advance/Newhouse Programming Partnership, a New York general partnership (“ANPP”), to amend the terms and conditions of that certain Share Repurchase Agreement, dated as of May 22, 2014, between the Company and ANPP, as amended August 25, 2014 (as previously modified or supplemented, the “Original Agreement”).

R E C I T A L S:

WHEREAS, immediately prior to the Effective Date, ANPP, a stockholder of the Company, owned shares of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), which represented all of the issued and outstanding shares of Series A Preferred Stock;

WHEREAS, immediately prior to the Effective Date, ANPP owned shares of the Company’s Series C Convertible Participating Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock,” and together with the Series A Preferred Stock, the “Old Preferred Stock”), which represented all of the issued and outstanding shares of Series C Preferred Stock;

WHEREAS, pursuant to the terms of the Preferred Share Exchange Agreement, dated as of July 30, 2017 (the “Exchange Agreement”), ANPP has agreed to transfer all of the shares of Old Preferred Stock to the Company in exchange for the issuance to ANPP of (i) shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and (ii) shares of the Company’s Series C-1 Convertible Preferred Stock (the “Series C-1 Preferred Stock,” and together with the Series A-1 Preferred Stock, the “New Preferred Stock”), on the terms and conditions set forth in the Exchange Agreement (the “Exchange”);

WHEREAS, pursuant to the terms and conditions of the Original Agreement, ANPP agreed to sell to the Company, and the Company agreed to purchase from ANPP, a portion of ANPP’s shares of Series C Preferred Stock from time to time;

WHEREAS, the Company desire to amend the Original Agreement pursuant to Section 6.5 thereof so that such agreement will apply to shares of Series C-1 Preferred Stock in lieu of Series C Preferred Stock.

NOW, THEREFORE, the undersigned, in consideration of the premises, covenants and of the mutual agreements set forth herein and in the Original Agreement, and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and do hereby agree as follows:

Section 1. Amendments. The Original Agreement is hereby amended as follows:

(a) The first recital of the Original Agreement shall be amended and restated as follows:

    (b) WHEREAS, Seller owns all shares of Series C-1 convertible participating preferred stock, par value $0.01 per share, of Buyer (the “Series C-1 Preferred Shares”).

(c) All references in the Original Agreement to “Series C Preferred Shares” shall be amended to refer instead to “Series C-1 Preferred Shares.”

(d) The reference in Section 6.12(c) of the Original Agreement to the “Series C Conversion Rate (as defined in the Restated Certificate of Incorporation of Buyer)” shall be amended to refer instead to the “Series C-1 Conversion Rate (as defined in the Certificate of Designation of the Series C-1 Preferred Stock, as amended from time to time).”

Section 2. Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Original Agreement as contemplated by Section 6.5 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Original Agreement remain in full force and effect.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall be for all purposes to be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

Section 5. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

DISCOVERY COMMUNICATIONS, INC.

By:
Name:
Title:

ADVANCE/NEWHOUSE PROGRAMMING PARTNERSHIP

By: A/NPP Holdings LLC, as Managing Partner

By:
Name:
Title: